SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) June 4, 2004

                           Commerce Group Corp.
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         (Exact name of registrant as specified in its charter)

         Wisconsin                      1-7375              39-1942961
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
 of incorporation)                                         Identification
                                                                No.)

         6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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         (Address of principal executive offices)      (Zip Code)


  Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312

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ITEM 5.  OTHER EVENTS MATERIAL DISCLOSURE

This may be used as a news release after the filing of this Securities and Exchange Commission Form 8-K:

        COMMERCE GROUP CORP. WAS GRANTED TWO ADDITIONAL CONCESSIONS
                         FROM THE EL SALVADOR GOVERNMENT

Milwaukee, Wisconsin--Commerce Group Corp. (Commerce) reports that it received valuable rights (concessions) from Government of El Salvador to extract and process precious metals. One is the Nueva Esparta Exploration Concession/License consisting of 45 square kilometers (11,115 acres) of area in which it has the sole right to excavate gold and silver ore, process, and sell it. In this area, there are at least eight formerly operated gold and silver mines. These mines are in a mineralized zone extending over four miles northwest of Commerce's San Sebastian Gold Mine. The United Nation's report references this as the Montemayor lineament and/or part of the Three Corners area.

This area includes the Montemayor property which embraces a group of mine openings and prospects aligned along a series of parallel southeast striking veins following the course of the Montemayor river for 16,000 feet from its headwaters to the beginning of the pronounced "S" bend enclosing the old Tabanco Mine.

Commerce plans to explore the eight formerly operative mines in the Nueva Esparta area by locating workable ore within the known structures through mapping and sampling of vein outcrops, reopening mapping, and sampling of underground works. Commerce has performed preliminary exploration in the Montemayor Mine from March 1995 through 1997. Its findings from the ore sampled were positive and encouraged additional exploration.

Commerce also received the amended Renewed San Sebastian Gold Mine Exploitation Concession/License which basically granted Commerce a 30-year term instead of a 20-year term. Commerce plans to construct an open-pit, heap-leach plant on the site to process gold though a low tonnage operation and expand it to 6,000 tons per day. Commerce expects to be producing annually 100,000 ounces of gold.

These two concessions/licenses give accessibility to additional ore reserves besides the probable/possible 3.4 million ounces of gold in the San Sebastian Gold Mine and the ore reserve potential in the Renewed San Sebastian Gold Mine 42-square kilometer exploration concession acquired on February 24, 2003. Commerce has under its exploration control a total of 87 square kilometers or 21,489 acres. This exploration potential surrounds or is in an area contiguous to the San Sebastian Gold Mine.

For the past 35 years, Commerce has been engaged in the exploration, exploitation, development and production of precious metals, primarily gold in the Republic of El Salvador, Central America. The gold ore reserves at the San Sebastian Gold Mine exceed 1.5 million ounces of gold.

Commerce's primary objective is to enhance share value by expanding gold ore reserves, joint venturing with other gold mining entities, and earning an above average profit when it is back in production. Commerce also is pursuing an acquisition or merger strategy.

Actual results may differ materially from any forward-looking statement whether expressed or implied in this announcement. The following risks and uncertainties which could cause actual results to vary include, but are not limited to: speculative nature of mineral exploration, precious metals prices, production and reserve estimates, production costs, cash flows, environmental and governmental regulations, availability of financing, judicial proceedings and force majeure events. Most of these factors are beyond the Commerce's ability to control or predict.

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMMERCE GROUP CORP.
                              (Registrant)

                              /s/ Edward L. Machulak
Date:  June 14, 2004          __________________________________________
                              By:  Edward L. Machulak, President




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